UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2011

AMERICAN BAR ASSOCIATION MEMBERS /

NORTHERN TRUST COLLECTIVE TRUST

(Exact Name of Registrant as Specified in Charter)

Illinois	033-50080	04-6691601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street Chicago, Illinois	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 1, 2011, State Street Global Advisors, a division of State Street Bank and Trust Company (“State Street”), and Northern Trust Investments, Inc. (“Northern Trust Investments”), as trustee of the American Bar Association Members / Northern Trust Collective Trust (the “Collective Trust”), entered into a letter agreement (the “Amendment”) amending the Investment Management Agreement dated July 1, 2010 between State Street and Northern Trust Investments, pursuant to which Northern Trust Investments has retained State Street as an investment manager for certain assets invested in the Collective Trust. The Amendment provides that Northern Trust Investments will allocate additional assets to State Street to be invested in the SSgA Target Retirement 2050 Non-Lending Series Fund – Class A maintained by State Street.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit hereto and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.8.1	Letter Agreement dated November 1, 2011 amending the Investment Management Agreement between State Street Global Advisors (a division of State Street Bank and Trust Company) and Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BAR ASSOCIATION MEMBERS / NORTHERN TRUST COLLECTIVE TRUST

Date: November 7, 2011	By:	/s/ Thomas R. Benzmiller
Name: Thomas R. Benzmiller
Title: Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.8.1	Letter Agreement dated November 1, 2011 amending Investment Management Agreement between State Street Global Advisors (a division of State Street Bank and Trust Company) and Northern Trust Investments, Inc. (f/k/a Northern Trust Investments, N.A.)

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